      As filed with the Securities and Exchange Commission on October 6, 1998

                                                             File No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          CUBIST PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                           22-3192085
             (State or Other                     (I.R.S. Employer
             Jurisdiction of                    Identification No.)
             Incorporation
             or Organization)

                      24 Emily Street, Cambridge, MA 02139
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                          CUBIST PHARMACEUTICALS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             ----------------------

                            Scott M. Rocklage, Ph.D.
                      President and Chief Executive Officer
                          CUBIST PHARMACEUTICALS, INC.
                                 24 Emily Street
                         Cambridge, Massachusetts 02139
                     (Name and Address of Agent for Service)

                                 (617) 576-1999
           Telephone Number, Including Area Code, of Agent for Service

                             ---------------------

                                   Copies to:

                            Justin P. Morreale, Esq.
                               Julio E. Vega, Esq.
                                BINGHAM DANA LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

                                                              Proposed                Proposed
                                            Amount             Maximum                 Maximum                Amount Of
            Title Of                        To Be           Offering Price            Aggregate              Registration
   Securities To Be Registered            Registered         Per Share (1)          Offering Price (1)           Fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock,
$0.001 par value ................           250,000         $  2.44                 $  610,000              $  179.95

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of 250,000 shares, being the aggregate number of shares of Common Stock available for issuance upon exercise of options to be granted under the Plan, at an exercise price of $2.44 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on October 2, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Cubist Pharmaceuticals, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1997 fiscal year; (3) the Registrant's Current Report on Form 8-K filed with the Commision on September 15, 1998 and (4) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts or Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         The Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, copies of which are filed herein as Exhibits 4.1 and 4.2, provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

         The Company intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement:

          4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement Form S-1 (File No. 333-6795).

          4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-6795).

          5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

          23.1    Consent of Bingham Dana LLP (included in Exhibit 5).

          23.2    Consent of PricewaterhouseCoopers LLP.

          24 Power of Attorney (included in signature page to Registration Statement).

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 6th day of October, 1998.


                                       CUBIST PHARMACEUTICALS, INC.

                                       By:      /s/ Scott M. Rocklage
                                          ------------------------------------
                                           Scott M. Rocklage, Ph.D.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Scott M. Rocklage and Thomas A. Shea and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                                 Title                                               Date
       ---------                                 -----                                               ----

     /s/ Scott M. Rocklage                  President and Chief Executive Officer, Director       October 6, 1998
----------------------------------           (Principal Executive Officer)
    Scott M. Rocklage, Ph.D.


      /s/ Thomas A. Shea                    Senior Director of Finance                            October 6, 1998
----------------------------------          and Administration, Treasurer
      Thomas A. Shea                        (Principal Financial and Accounting Officer)


      /s/ John K.Clarke                     Chairman of the Board of Directors                    October 6, 1998
----------------------------------
      John K. Clarke

      /s/ Barry Bloom
----------------------------------          Director                                              October 6, 1998
      Barry Bloom, Ph.D.

     /s/ George Conrades
----------------------------------          Director                                              October 6, 1998
     George Conrades


                                       3


     /s/ Ellen M. Feeney                    Director                                              October 6, 1998
----------------------------------
      Ellen M. Feeney


     /s/ David M. Martin                    Director                                              October 6, 1998
----------------------------------
     David M. Martin, M.D.


   /s/ Terrance G. McGuire                  Director                                              October 6, 1998
----------------------------------
     Terrance G. McGuire


      /s/ Paul R. Schimmel                  Director                                              October 6, 1998
----------------------------------
     Paul R. Schimmel, Ph.D.

                                INDEX TO EXHIBITS


Exhibit
Number                     Description
--------                   -----------

   4.1       Restated Certificate of Incorporation of the
             Registrant.  Incorporated by reference to Exhibit 3.3
             to the Registrant's Registration Statement Form S-1
             (File No. 333-6795).

   4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-6795).

    5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

  23.1       Consent of Bingham Dana LLP (included in Exhibit 5).

  23.2       Consent of PricewaterhouseCoopers LLP

    24 Power of Attorney (included in signature page to Registration Statement).
